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                                                                    Exhibit 23.1



                           CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Intracel Corporation's registration statement on Form S-1 (File No. 333-58819) of our report dated April 24, 1998, except for the second paragraph of Note 12 as to which the date is May 14, 1998 and Note 14 as to which the date is August 25, 1998, on our audit of the 1997 financial statements of Intracel Corporation. We also consent to the reference to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Seattle, Washington
October 13, 1998